                                                                    Exhibit 3.21

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        RESORTS INTERNATIONAL HOTEL, INC.

To: The Secretary of State
    State of New Jersey

     Pursuant to Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1.   The name of the corporation is Resorts International Hotel, Inc.

     2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly approved by the sole shareholder of the corporation on the 28th day of April, 1994.

     Resolved, that Article Fourth is hereby deleted and that the new Article Fourth is inserted into the Certificate of Incorporation as follows:

     "FOURTH: The aggregated number of shares which the corporation is authorized to issue is five million (5,000,000) shares of common stock, par value one dollar ($1.00) per share."

     3. The number of shares outstanding at the time of the adoption of the amendment was 100. The total number of shares entitled to vote thereon was 100.

     4. The number of shares voting for and against such amendment was as follows:

     NUMBER OF SHARES VOTING                NUMBER OF SHARES VOTING
        FOR AMENDMENT                          AGAINST AMENDMENT

             100                                      0
     ------------------------               -----------------------

     5. The effective date of this Amendment to the Certificate of Incorporation shall be MAY 3, 1994.

                         Dated this 3 day of May, 1994.

ATTEST:                                RESORTS INTERNATIONAL HOTEL, INC.

/s/William C. Murtha                   By: /s/Christopher D. Whitney
--------------------------                 --------------------------------
William C. Murtha                          Christopher D. Whitney
Assist. Secretary                          Executive Vice President

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                        RESORTS INTERNATIONAL HOTEL, INC.

To: The Secretary of State
    State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

     1.   The name of the corporation is Resorts International Hotel, Inc.

     2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 23rd day of December, 1988.

     Resolved, that new Article Seventh is hereby added to the Certificate of Incorporation as follows:

     "SEVENTH: No sale, assignment, transfer, pledge or other disposition (each a "Transfer") of any securities, shares or any other interest in the corporation (collectively, the "Securities") shall be effective unless and until such Transfer has received the prior approval of the New Jersey Casino Control Commission (the "Commission"). In the event that the Commission disapproves of a certain Transfer of Securities in accordance with the provisions of the New Jersey Casino Control Act, the Corporation shall have the absolute right to repurchase such Securities at the lesser of the market price or the purchase price. If the foregoing provision, or any portion thereof, is determined to be unenforceable in any instance, such a determination does not make this provision, or any portion thereof, void. If the foregoing provision, or any portion thereof, is found to be void by virtue of any legal decision, statute, rule or regulation, then the Board of Directors shall promptly adopt resolutions that, in its opinion, best effect the purposes of this Article and which would not be found void and propose to the stockholders an amendment to this Certificate of Incorporation implementing the provisions suggested in such resolutions."

     3. The number of shares outstanding at the time of the adoption of the amendment was 100. The total number of shares entitled to vote thereon was 100.

     4. The number of shares voting for and against such amendment is as follows:

     NUMBER OF SHARES VOTING                NUMBER OF SHARES VOTING
         FOR AMENDMENT                          AGAINST AMENDMENT

            100                                         0

     5. The effective date of this Amendment to the Certificate of Incorporation shall be January 3, 1989.

                     Dated this 23rd day of December, 1988.

ATTEST:                                RESORTS INTERNATIONAL HOTEL, INC.

/s/Robert L. Gensamer                  By: /s/John M. Donnelly
---------------------------                -----------------------------
Robert L. Gensamer                         John M. Donnelly
Assistant Secretary                        Vice President

                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                        RESORTS INTERNATIONAL HOTEL, INC.
                     (Formerly LEEDS AND LIPPINCOTT COMPANY)

     The undersigned, in accordance with Section 14:A:9-5 of the Business Corporation Act do hereby certify as follows:

     FIRST: The name of the Corporation is RESORTS INTERNATIONAL HOTEL, INC. The corporation was originally formed under the name The Leeds Company which name was changed to the Leeds and Lippincott Company on December 22, 1920.

     SECOND: The registered office of the corporation is to be the Resorts International Hotel, Inc. on the Boardwalk at North Carolina Avenue, Atlantic City, New Jersey 08404. The name of the registered agent at that address is Anthony M. Rey.

     THIRD: The purpose of the corporation is to engage in the conduct of casino gaming, subject to the approval of the New Jersey Casino Control Commission, and in any other activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.

     FOURTH: The aggregate number of shares which the corporation is authorized to issue is twenty-five hundred (2,500) shares of common stock, par value one dollar ($1.00) per share.

     FIFTH: The number of directors currently constituting the entire board of directors is five (5) and the names and addresses of such directors are as follows:

     NAME                                   ADDRESS

James M. Crosby                        Resorts International Hotel, Inc.
                                       Atlantic City, N. J. 08404

I. G. Davis, Jr.                       Resorts International Hotel, Inc.
                                       Atlantic City, N. J. 08404

Raymond M. Gore                        Resorts International, Inc.
                                       915 N. E. 125th Street
                                       North Miami, Florida 33161

Charles E. Murphy, Jr.                 522 Fifth Avenue
                                       New York, N. Y. 10036

Anthony M. Rey                         Resorts International Hotel, Inc.
                                       Atlantic City, N. J. 08404

     SIXTH: Subject to the provisions of Section 14A:6-6 of the New Jersey Business Corporation Act, one or more or all of the directors of the corporation may be removed with or without cause by the shareholders by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote for the election of directors. The board of directors shall also have the power to remove one or more directors for cause and to suspend directors pending a final determination that cause exists for removal.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 18th day of August, 1977.

                                        /s/Anthony M. Rey
                                        ----------------------------------
                                        Anthony M. Rey - President

                                        /s/Charles E. Murphy
                                        ----------------------------------
                                        Charles E. Murphy - Secretary


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